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                                                                    EXHIBIT 10.1

                   AGREEMENT ON PHASE 2 BETWEEN FEPET AND DPN


This agreement made on January 21, 1999 by and between Field Emission Picture Element Technology, Inc. (FEPET) and Diamond Pro-Shop Nomura Co., Ltd. (DFN), based on the Phase I Summary Report.

1. In accordance with the result of Phase I ordered by Noritake Company Limited (Noritake) on August 18, 1997, Noritake has the right to assign to Ise Electronics Corporation the development and the manufacturing of the picture element tubes for large screen (PET) as specified in this agreement.

2. In order to continue the development (Phase 2) of the picture element tubes for large screen (PET) in Japan utilizing FEPET proprietary diamond/carbon thin film technology Noritake shall import cold cathodes from FEPET, USA through DPN.

3. DPN will import the cold cathodes from FEPET and will sub-license to Noritake the exclusive right to use those cathodes for developing and manufacturing picture element tubes for large screen (PET) in Japan.

4. The electrical, vacuum and life-time requirements as well as environmental conditions shall comply with the expected product specifications to be developed, as per attached (see Attachment A).

5. FEPET, Inc. is obligated during this development program to inform and report to DPN and Noritake all achievements and improvements to the cold cathode using diamond/carbon thin films and these improvements will be incorporated in the cathodes at Noritake request and by mutual agreement between the parties.

6. During the development program a testing procedure for the cathodes will be established by mutual agreement between Noritake and FEPET, Inc. This testing procedure once established will be executed before shipment of cathodes at FEPET, Inc. and recharacterized using the same testing procedure by Noritake as the cathodes are received in Japan. FEPET, Inc. warrants that cathodes that will not pass the test in Japan will be re-tested by FEPET, Inc. and if they are faulty will be discussed in good
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     faith to solve the problem. But it does not mean that FEPET warrants the performance of PET using those cathodes.

7. FEPET shall supply the cathodes at free of charge as required during the development period, but the total quantity should not exceed 200 pieces. After the completion of the development, the terms and conditions such as price, delivery, warranty for the supply of cathodes shall be discussed between the parties.

8. All the intellectual property with respect to the cathode technology belongs to FEPET and all the intellectual property with respect to the PET belongs to Noritake.

9. This agreement will be in force and considered executed only if 250,000 USD will be paid by Noritake to DPN within two weeks after the signing of this agreement. The amount includes 10% commission for DPN as per the Marketing Agreement.

10. This agreement is effective for 12 months after the date mentioned above, but it may be extended for every one year if required.

11. After the successful completion of the Phase 2, FEPET agrees that in the case that Noritake requests to manufacture the cathodes in Japan the parties will enter in good faith negotiations to establish a licensing agreement including transfer of technology and training between Noritake and FEPET through DPN.

12. Any subject which is not specified in this agreement shall be discussed in good faith between the parties for the reasonable settlement.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed as set forth below.


FEPET, INC.                             DIAMOND PRO-SHOP NOMURA CO., LTD.


/s/ Zvi Yaniv                           /s/ Masaaki Matsumura


By: Zvi Yaniv                           By: Masaaki Matsumura
   --------------------------              -----------------------------

Title: President & COO                  Title: President
      -----------------------                 --------------------------

Date: 1/22/99                           Date: 1/22/99
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